Exhibit 5.1

August 27, 2019

First Capital, Inc.

220 Federal Drive NW

Corydon, Indiana 47112

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to First Capital, Inc., an Indiana corporation (“First Capital”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed by First Capital with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 176,150 shares of common stock, $0.01  par value per share (the “Shares”) issuable pursuant to the First Capital, Inc. 2019 Equity Incentive Plan (the “Plan”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the preparation and rendering of the opinion set forth herein, we have reviewed, examined and relied upon the accuracy of, among other things, copies, certified or otherwise identified to our satisfaction, of the following documents:

1.                       the Registration Statement;

2.                       the Plan; and

3.                       such other documents, certificates, and corporate records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares issuable pursuant to the Plan have been duly authorized and, when issued by First Capital in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the Indiana Business Corporation Law, including all applicable Indiana statutory provisions and published judicial decisions interpreting these laws, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

/s/Krieg DeVault LLP

Krieg DeVault LLP